Exhibit 99.1

COMPANY CONTACTS:

Diane M. Morefield

EVP & Chief Financial Officer

Strategic Hotels & Resorts

(312) 658-5740

Jonathan P. Stanner

SVP, Capital Markets, Acquisitions & Treasurer

Strategic Hotels & Resorts

(312) 658-5746

FOR IMMEDIATE RELEASE

December 8, 2015

STRATEGIC HOTELS & RESORTS’ STOCKHOLDERS APPROVE ACQUISITION BY BLACKSTONE

CHICAGO – December 8, 2015 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) (the “Company”) announced that the holders of its shares of common stock approved the acquisition of the Company by affiliates of Blackstone Real Estate Partner VIII L.P. (“Blackstone”) at its special meeting of stockholders held earlier today. Subject to the satisfaction or waiver of all closing conditions related to the transaction, the Company expects the transaction to close on December 11, 2015 and that such date will be the last trading day of the Company’s shares on the New York Stock Exchange.

As announced previously, on September 4, 2015 the Company entered into a definitive agreement with Blackstone, under which Blackstone will acquire all outstanding shares of common stock of the Company for $14.25 per share and all of the outstanding membership units of the Company’s subsidiary, Strategic Hotels Funding, L.L.C., not held by the Company, for $14.25 per unit in an all-cash transaction valued at approximately $6 billion.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value enhancing asset management of high-end hotels and resorts in the United States. The Company currently has ownership interests in 17 properties with an aggregate of 7,921 rooms and 847,000 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.

About Blackstone

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $92 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel,

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office, retail, industrial and residential properties in the US, Europe, Asia and Latin America. Major investments include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics), SCP (Chinese shopping malls), and prime office buildings in the world’s major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust (NYSE:BXMT).

Forward Looking Statements

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s strategy, future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to, the following: the satisfaction of the conditions precedent to the consummation of the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against the Company and others in connection with the proposed transaction; disruptions of current plans and operations caused by the pendency of the proposed transaction; potential difficulties in employee retention as a result of the pendency of the proposed transaction; the response of business partners and competitors to the pendency of the proposed transaction; the effects of economic conditions and disruptions in financial markets upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the

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Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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